Exhibit 10.27

Summary of 2015 Compensation Package

Name	Scott A. Smith
Job Title	President, Inflammation & Immunology
Base Salary	$650,000					Effective March 1, 2015
Bonus Target	75%					Effective January 1, 2015
Annual Equity Award	Stock Options	Performance Stock Units			Restricted Stock Units	Effective February 17, 2015
		Threshold	Target	Maximum
	34,500	3,100	6,200	12,400	3,500
Severance Benefit	Lump sum 12 months of base salary Lump sum 12 months of bonus at target 12 months COBRA benefit at active employee rates, less applicable taxes					In the event of involuntary termination for reasons other than cause
"Double Trigger" due to Change in Control	All severance benefits Unvested RSUs and Options would fully vest Change in control payments would be reduced to avoid 280G excise tax, if beneficial to employee					In the event of position elimination due to change in control
Financial Planning Benefit	Up to $15,000 per year					Reimbursement of reasonable and customary fees associated with financial planning and/or tax preparation/advice

Acknowledged and agreed:		On behalf of Celgene Corporation:

/s/Scott A. Smith	July 27, 2015	/s/Robert J. Hugin	July 27, 2015
Scott A. Smith	Date	Robert J. Hugin	Date